Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BETWEEN

RADIAN GUARANTY INC.

AND

SHERMAN FINANCIAL GROUP LLC

Dated as of May 3, 2010

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of May 3, 2010 (this “Agreement”), between RADIAN GUARANTY INC., a Pennsylvania corporation (“Radian” or “Seller”), and SHERMAN FINANCIAL GROUP LLC, a Delaware limited liability company (“Purchaser” or “Sherman”).

BACKGROUND

A. Seller is the record and beneficial owner of 2,177,453 Common Units of Sherman.

B. Seller desires to sell, and Purchaser desires to purchase, all of Seller’s Common Units of Sherman.

C. As a result of the transactions contemplated by this Agreement, Sherman Capital, L.L.C. (“Sherman Capital”) and/or Meeting Street Partners II Inc. (“MSPII”) will collectively own all outstanding membership interests in Sherman.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.	PURCHASE AND SALE OF UNITS AND TERMINATION OF AGREEMENTS

1.1 Common Units. On the Closing Date (as defined in Article 10 below), subject to the terms and conditions of this Agreement, in consideration of the payment of the Common Units Purchase Price (as defined in Section 2.1 below) to Seller, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, 2,177,453 Common Units of Sherman (together, the “Common Units”), free and clear of all liens, security interests, options, claims, mortgages, pledges, proxies and other restrictions on title or transfer of any nature whatsoever (collectively, “Encumbrances”), other than any restrictions on transfer of the Common Units under the Securities Act of 1933 (as amended) and state securities Laws as privately placed securities and other than such Encumbrances as may arise under the Sixth Amended and Restated Limited Liability Company Agreement of Sherman Financial Group LLC dated as of August 1, 2008 (the “Sherman Operating Agreement”).

1.2 Termination of Consent Documents. Upon consummation of the Closing, subject to the terms and conditions of this Agreement, the following documents shall be terminated in their entirety and all rights and obligations of the parties thereto granted thereby extinguished: (i) that certain Consent and Agreement, dated as of August 10, 2009, among Radian SFG Participation LLC (“RSFG”) as successor to Radian Asset Management Inc. (“RAMI”), Sherman Capital, Purchaser and certain affiliates of Purchaser identified therein (the “Consent and Agreement”), (ii) that certain Letter Agreement, dated as of August 10, 2009, related to the Consent and Agreement (the “Letter Agreement”) among Seller, Sherman Capital and MSPII, and (iii) that certain Security Agreement, dated as of August 10, 2009, related to the Consent and Agreement among RSFG as successor to RAMI, Purchaser and the other guarantor signatories thereto (together with the Consent and Agreement and the Letter Agreement, the “Consent Documents”). Each of the signatories hereto that are parties to the Consent Documents shall have the benefit of this Section 1.2.

1.3 Termination of Rights Under Other Agreements. Radian hereby confirms and agrees, on behalf of itself and its affiliates, for the avoidance of doubt, that upon consummation of the Closing, all rights of Radian and/or any of its affiliates under the Sherman Operating Agreement, the Third Amended and Restated Limited Liability Company Agreement of Sherman Capital, L.L.C., dated as of September 1, 2007 (the “Sherman Capital Operating Agreement”) and the Amended and Restated Stockholders Agreement of Meeting Street Partners II Inc., dated as of September 1, 2007 (the “MSPII Stockholders’ Agreement”), including, without limitation, any tag-along rights or related rights set forth therein, shall be immediately terminated in their entirety, without further action on the part of any person, and hereby further irrevocably waives any and all such rights under such agreements, effective at such time; provided, that, notwithstanding anything to the contrary in this Section 1.3, Radian does not waive any rights that Radian or its affiliates have pursuant to Sections 3.7, 3.9 (Radian or its affiliate are deemed to be “Indemnified Members” as defined therein) and 4.3 of the Sherman Operating Agreement as prior members of Sherman. Pursuant to Section 12.1 of that certain Securities Purchase Agreement, dated September 14, 2007 (the “2007 Securities Purchase Agreement”), among Mortgage Guaranty Insurance Corporation, Seller and Sherman Capital, upon consummation of the Closing, Seller irrevocably waives any and all right that it has to receive any portion of the Contingent MGIC/Radian Class A Units Purchase Price (as defined in the 2007 Securities Purchase Agreement) to which it would otherwise be entitled pursuant to the 2007 Securities Purchase Agreement, if any, and all rights under the 2007 Securities Purchase Agreement relating thereto, including, without limitation, its rights under the provisions of Article 2 and 6 of the 2007 Securities Purchase Agreement to receive payment thereof, to receive information with respect to the determination thereof and to be secured with respect thereto by any Lien (as defined in the 2007 Securities Purchase Agreement) upon any assets of Sherman Capital to be granted in favor of Seller in accordance with the terms of the 2007 Securities Purchase Agreement and all of its rights to receive any financing information under Section 5.1 of the 2007 Securities Purchase Agreement. Each of the signatories hereto that are parties to the Sherman Operating Agreement, the Sherman Capital Operating Agreement, the MSPII Stockholders’ Agreement and the 2007 Securities Purchase Agreement shall have the benefit of this Section 1.3.

2.	PURCHASE PRICE

2.1 Common Units Purchase Price. The aggregate purchase price for the Common Units shall be $172,017,436 (the “Common Units Purchase Price”).

2.2 Payment of Purchase Price. At the Closing, Purchaser shall deliver the Common Units Purchase Price to Radian. All payments to be made pursuant to this Section 2.2 shall be made by wire transfer of immediately available funds to an account designated by the recipient in writing to Purchaser at least two (2) Business Days prior to the Closing Date. For the purposes of this Agreement, “Business Day” means a day on which commercial banks are open for business (Saturdays, Sundays and holidays excluded) in New York, New York.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as follows:

3.1 Organization. Seller is a corporation validly existing and in good standing under the laws of the State of its incorporation.

3.2 Equity Interests and Related Matters. There are no statutory or contractual preemptive rights or rights of first refusal or Encumbrances or other similar restrictions with respect to the purchase and sale of the Common Units (other than those contained in the Sherman Operating Agreement). Except for the Sherman Operating Agreement, there are no agreements or understandings between Seller and any other persons with respect to the voting or transfer of the Common Units or with respect to any other aspect of Sherman’s governance.

3.3 Authorization. The execution, delivery and performance of this Agreement and the sale of the Common Units hereunder by Seller have been duly authorized by Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.4 Noncontravention. The execution and delivery by Seller of this Agreement, the sale of the Common Units hereunder and the fulfillment of and compliance with the respective terms hereof by Seller, do not and will not (i) conflict with or result in a material breach of the terms, conditions or provisions of, (ii) constitute a material default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Encumbrance upon the Common Units, (iv) except for a notice filing to be made after Closing with the Pennsylvania Insurance Department notifying it of the sale of the Common Units and the filing relating to this Agreement by Seller on a Current Report on Form 8-K or Quarterly Report on Form 10-Q with the Securities and Exchange Commission, require that Seller obtain or make any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any foreign, federal, state or local government and any agency or any instrumentality thereof, including any court or regulatory body (collectively, a “Governmental Entity”) or any third party pursuant to or (v) give any third party the right to modify, terminate or accelerate any material obligation under, in any such case, any statute, law, ordinance, regulation, rule, code, order, rule of common law (any of the foregoing, a “Law”), the organizational documents of Seller or any material agreement, instrument, order, judgment or decree to which Seller is subject (other than the Sherman Operating Agreement), except as has not had and would not have a material adverse effect on Seller’s ability to consummate the transactions contemplated by this Agreement.

3.5 No Brokers or Finders. Neither Seller nor any of its respective directors, officers, employees, shareholders or agents have retained, employed or used any broker or finder in connection with the transactions contemplated by this Agreement or in connection with the negotiation thereof for which Purchaser has or will have any obligation in respect of any finder’s or brokerage fees in connection therewith.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

As a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby Purchaser hereby represents and warrants to Seller as follows:

4.1 Organization. Purchaser is a limited liability company validly existing and in good standing under the laws of Delaware.

4.2 Authorization. The execution, delivery and performance of this Agreement and the purchase of the Common Units by Purchaser have been duly authorized by Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 Noncontravention. The execution and delivery by Purchaser of this Agreement, the purchase of the Common Units hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser, do not and will not (i) conflict with or result in a material breach of the terms, conditions or provisions of, (ii) constitute a material default under (whether with or without the passage of time, the giving of notice or both), (iii) require that Purchaser obtain or make any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Entity or third party or (iv) give any third party the right to modify, terminate or accelerate any material obligation under, in any such case, any Law or the organizational documents of Purchaser or any material agreement, instrument, order, judgment or decree to which Purchaser is subject (other than the Sherman Operating Agreement), except as has not had and would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement.

4.4 Solvency. As of the Closing Date and upon consummation of the transactions contemplated in this Agreement, (a) the fair value of the property of Purchaser is greater than the total amount of liabilities, including contingent liabilities, of Purchaser, (b) the present fair salable value of the assets of Purchaser is not less than the amount that will be required to pay the probable liability of Purchaser on its debts as they become absolute and matured, (c) Purchaser does not intend to, and does not believe that it will, incur debts or liabilities beyond Purchaser’s ability to pay as such debts and liabilities mature, and (d) Purchaser is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which Purchaser’s property would constitute an unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.5 No Brokers or Finders. Neither Purchaser nor any of its directors, officers, employees, shareholders or agents have retained, employed or used any broker or finder in connection with the transactions contemplated by this Agreement or in connection with the negotiation thereof for which Seller has or will have any obligation in respect of any finder’s or brokerage fees in connection therewith.

5.	COVENANTS AND AGREEMENTS

5.1 Governmental Approvals. If a permit, consent, approval or authorization of a third party or a Governmental Entity is necessary to consummate the transactions contemplated by this Agreement, the parties shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement. The parties shall have the right to review in advance, and, to the extent practicable, each will consult the other on all the information relating to any party, as the case may be, and any of their respective affiliates, which appears in any filing made with, or written materials submitted to, any such third party or any such Governmental Entity in connection with the transactions contemplated by this Agreement.

5.2 Further Assurances. Each of the parties shall do any and all things reasonably necessary or appropriate in order to cause the transactions contemplated by this Agreement to be consummated on the terms and subject to the conditions provided herein as promptly as practicable.

5.3 Transaction Expenses. Each of Seller and Purchaser shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

6.	CERTAIN FEDERAL INCOME TAX MATTERS

6.1 Federal Income Tax Treatment of Transactions. It is agreed and understood, by and between the undersigned, that, for Federal income tax purposes: (a) the payments pursuant to Section 2.2 are distributions in liquidation of Seller’s partnership interest in Purchaser; and (b) no part of such payments should be treated as a distributive share or guaranteed payment under Internal Revenue Code §736(a). Neither Seller nor Purchaser shall take any position in connection with any tax or any tax audit or other administrative or judicial proceeding or on any tax return, report, statement or form that is inconsistent with the tax treatment set forth in this Article 6.

6.2 Closing of the Books. Items of income, gain, loss, deduction or credit, and any other items of Purchaser through and including April 30, 2010 (unless the Closing Date occurs prior to April 30, 2010), computed based on a closing of the books of Purchaser as of that date and past practices of Purchaser, shall be allocated to Seller and the other members of Sherman in accordance with Article VI of the Sherman Operating Agreement. No such items shall be allocated to Seller for periods after April 30, 2010.

6.3 Tax Reporting and Tax Audits. In accordance with Section 8.3 of the Sherman Operating Agreement, and solely to the extent such information has not already been provided to Seller under such Section, Purchaser shall provide to Seller an Internal Revenue Service Schedule K-1 (and any relevant state or local equivalent form) and such other information, if any, with respect to Purchaser as may be necessary for the preparation by Seller of (i) Seller’s federal income tax returns, including a statement showing Seller’s share of taxable income, net operating loss, capital gain or loss, and credits, and (ii) such state and local income tax returns and other tax returns as are required to be filed by Seller as a result of Purchaser’s activities in such jurisdiction, in each case for each taxable period ending on or before the Closing Date. The Federal partnership income tax return(s) of Purchaser for 2009 and 2010 shall be prepared consistently with the prior such returns of Purchaser. With respect to tax audits of Purchaser relating to any period or periods during which Seller was a partner in Purchaser for Federal income tax purposes, the provisions of Section 4.1 of the Sherman Operating Agreement shall continue to apply.

7.	CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS

Each and every obligation of Purchaser to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

7.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Seller in this Agreement shall be true and correct at and as of the Closing Date.

7.2 Compliance With Agreement. Seller shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, including the delivery of the documents specified in Section 10.1.

7.3 Approvals; Absence of Injunction. Purchaser and Seller shall have obtained all necessary approvals, including all necessary regulatory approvals, for the transactions contemplated hereby. No injunction that prohibits the consummation of the transactions contemplated hereby by Seller or Purchaser and that has been issued by a court of competent jurisdiction shall be in effect.

8.	CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS

Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

8.1 Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct at and as of the Closing Date.

8.2 Compliance With Agreement. Purchaser shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, including the delivery of the documents specified in Section 10.2.

8.3 Approvals; Absence of Injunction. Purchaser and Seller shall have obtained all necessary approvals, including all necessary regulatory approvals, for the transactions contemplated hereby. No injunction that prohibits the consummation of the transactions contemplated hereby by Seller or Purchaser and that has been issued by a court of competent jurisdiction shall be in effect.

9.	INDEMNIFICATION

9.1 By Radian. Radian shall indemnify, defend and hold harmless Purchaser from and against all losses, damages, judgments, awards, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable attorneys fees and expenses, but excluding consequential, indirect or punitive damages (including lost profits)) (collectively, “Claims”) asserted against, resulting to, imposed upon or incurred by Purchaser, directly or indirectly, by reason of, arising out of or resulting from the inaccuracy or breach of any representation, warranty or covenant of Radian contained in this Agreement.

9.2 By Purchaser. Purchaser shall indemnify, defend and hold harmless Radian from and against all Claims asserted against, resulting to, imposed upon or incurred by Radian, directly or indirectly, by reason of, arising out of or resulting from the inaccuracy or breach of any representation, warranty or covenant of Purchaser contained in this Agreement.

10.	CLOSING

Unless the parties to this Agreement mutually agree that a physical closing is not necessary, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at such location on which the parties mutually agree, at 10:00 a.m. Eastern Standard Time on May 3, 2010. The date and time of Closing is referred to herein as the “Closing Date.”

10.1 Closing Actions and Deliveries by Radian. At the Closing, Radian shall deliver to Purchaser the following documents, in each case duly executed or otherwise in proper form:

(a) Unit Transfer Documents. A power of attorney authorizing Sherman to record the transfer of the Common Units from Radian to Purchaser in Sherman’s books and records, duly executed on behalf of Radian.

(b) Other Documents. Such other certificates and documents as Purchaser may reasonably request.

10.2 Closing Actions and Deliveries by Purchaser. At the Closing, Purchaser shall deliver the following items, including the following documents, in each case duly executed or otherwise in proper form:

(a) Cash Purchase Price. To Seller, the payment required by Section 2.1.

(b) Other Documents. Such other certificates and documents as Seller may reasonably request.

11.	MISCELLANEOUS

11.1 Amendments; Waivers. This Agreement may be amended, or any provision of this Agreement may be waived; provided, however, that any such amendment shall be binding upon the parties only if set forth in a writing duly signed by or on behalf of both parties and all waivers of this Agreement must be in writing and signed by or on behalf of the party waiving its rights. No delay or failure on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise by any party of any such right, remedy, power or privilege shall preclude other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.2 Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and all of the rights, interests and obligations hereunder, by or on behalf of any of the parties, shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not. No assignment shall relieve the assignor of any obligation hereunder unless the assignee is acceptable to the non-assigning party in its discretion as evidenced in a writing signed by the non-assigning party. No assignment shall be effective until each party to this Agreement that is not a party to the instrument of assignment receives notice of such assignment.

11.3 Notices. Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when received if delivered by hand, facsimile transmission or by first class mail (registered, return receipt requested), properly addressed and postage prepaid:

If to Radian:

Radian Guaranty Inc.

c/o Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103-2337

Attention: General Counsel

Telephone No.: (215) 231-1647

Fax No.: (215) 405-9160

With copies (which will not constitute notice) to:

Radian Guaranty Inc.

c/o Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19104

Attention: Chief Financial Officer

Phone: (215) 231-1000

Fax: (215) 405-9160

AND

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, Pennsylvania 19103

Attn: F. Douglas Raymond, III

Phone: (215) 988-2548

Fax: (215) 988-2757

If to Purchaser:

Sherman Financial Group LLC

200 Meeting Street

Charleston, South Carolina 29401

Attention: General Counsel

Telephone No.: (843) 266-1717

Telecopy No.: (843) 722-1884

With a copy (which will not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Andrea G. Podolsky

Phone: (212) 225-2590

Fax: (212) 225-3999

Each party may change its address for notices by written notice sent to the other parties.

11.4 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

11.5 No Third-Party Beneficiaries. Subject to Sections 1.2, 1.3 and 11.2, this Agreement is for the sole benefit of the parties and nothing herein expressed or implied shall give or be construed to give any person (including any person acting in a representative capacity) or entity, other than the parties, any legal or equitable rights or remedies hereunder.

11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

11.7 Resolution of Disputes.

(a) Generally. Unless prohibited by applicable Law or as otherwise expressly provided in this Agreement, the parties agree that any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of its terms shall be settled by binding arbitration held in the Borough of Manhattan, City of New York, State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 11.7. Notwithstanding the foregoing, to the extent the arbitrator(s) does not possess the power to subpoena witnesses necessary to the resolution of a dispute, controversy or claim brought hereunder which a court of competent jurisdiction would possess, such dispute, controversy or claim shall not be subject to the terms of this Section 11.7 and shall instead be subject to resolution in such court.

(b) Arbitrators. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $500,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator. No arbitrator shall be a current or former officer, manager, director or employee of Purchaser, Sherman Capital, MSPII or Radian (or any entity with which any of them has combined or any of their respective affiliates).

(c) Procedures; No Appeal. The arbitrator(s) shall allow such discovery as the arbitrator(s) determines appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 90 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process, except to the extent such decision shall be premised upon an erroneous application of or shall be contrary to applicable Law. In making any decision, the arbitrator(s) is instructed to preserve, as nearly as possible, to the extent compatible with applicable Law, the original business and economic intent of the parties embodied in this Agreement.

(d) Authority. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys’ fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(e) Entry of Judgment. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Purchaser and Radian each hereby submit to the in personam jurisdiction of the federal and state courts in the Southern District of New York, in the borough of Manhattan for the purpose of confirming any such award and entering judgment thereon.

(f) Confidentiality. Subject to Section 11.10, all proceedings under this Section 11.7, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrator(s).

(g) Continued Performance. The fact that the dispute resolution procedures specified in this Section 11.7 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

(h) Tolling. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 11.7 are pending. The parties will take such action, if any, required to effectuate such tolling.

11.8 Waiver of Jury Trial. WITHOUT LIMITING SECTION 11.7, AND ONLY TO THE EXTENT THAT ANY PROVISION OF SECTION 11.7 IS HELD BY A COURT OF COMPETENT JURISDICTION NOT TO BE ENFORCEABLE, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

11.9 No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. No draft of this Agreement shall be considered in construing the meaning hereof.

11.10 Disclosures and Announcements. The press release announcing the execution of this Agreement shall be issued in the form attached hereto as Exhibit A. Except as may be required by, or deemed advisable by counsel with respect to compliance with, Law or the rules of the New York Stock Exchange, as such Law and rules are interpreted by counsel (who may be inside counsel) for a party, each party shall consult with the other party before issuing or causing the publication of any other press release or otherwise making any other public announcement or public statement with respect to this Agreement or the transaction contemplated hereby; provided, that nothing in this Section 11.10 shall prevent Radian or its affiliates from referring to Sherman in filings with the Securities Exchange Commission or discussions with stockholders, regulators or others in a manner consistent with past practices.

11.11 Indemnification as Sole Remedy. Absent fraud on the part of the indemnifying party in the negotiation or performance of this Agreement, Article 9 shall be the sole and exclusive recourse of the parties to this Agreement for Claims arising out of or resulting from any breach of any representation, warranty, covenant, or agreement of or by any party contained in this Agreement.

11.12 Counterparts; Fax and Pdf Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures of the parties transmitted by fax or pdf shall be deemed to be their original signatures for all purposes.

11.13 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

11.14 Survival. In the event of termination of this Agreement by the parties, this Agreement shall forthwith become void and of no further force and effect, except that Article 9, and Sections 11.5, 11.6, 11.7, 11.8, 11.9, 11.10, 11.11, 11.13 and this Section 11.14 shall survive such termination indefinitely.

11.15 Further Assurances. On or before May 25, 2010, Sherman shall deliver such financial information as is required by Radian or its affiliates consistent with past practices to prepare their financial statements for the second quarter of 2010.

11.16 Index of Defined Terms. Each of the following terms is defined in the section set forth opposite such term:

Agreement	Preamble
Business Day	Section 2.2
Claims	Section 9.1
Closing	Article 10
Closing Date	Article 10
Common Units	Section 1.1
Common Units Purchase Price	Section 2.1
Consent and Agreement	Section 1.2
Consent Documents	Section 1.2
Encumbrances	Section 1.1
Governmental Entity	Section 3.4
Law	Section 3.2
Letter Agreement	Section 1.2
MSPII	Recitals
MSPII Stockholders’ Agreement	Section 1.3
Purchaser	Preamble
Radian	Preamble
RAMI	Section 1.2
RSFG	Section 1.2
Seller	Preamble
Sherman	Preamble
Sherman Capital	Recitals
Sherman Capital Operating Agreement	Section 1.3
Sherman Operating Agreement	Section 1.1
2007 Securities Purchase Agreement	Section 1.3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

RADIAN GUARANTY INC.

By:	/s/ C. Robert Quint
Name:	C. Robert Quint
Title:	EVP, CFO

SHERMAN FINANCIAL GROUP LLC

By:	/s/ Leslie G. Gutierrez
Name:	Leslie G. Gutierrez
Title:	Authorized Representative

Signature Page to Securities Purchase Agreement

The undersigned Meeting Street Partners II Inc. and Sherman Capital, L.L.C are executing the foregoing Securities Purchase Agreement solely for the purposes of (i) consenting to the transactions set forth herein, (ii) agreeing to Sections 1.2, 1.3, 11.3, 11.6, 11.7, 11.8, 11.9 and 11.12 and (iii) waiving any rights they may have under Article IX of the Sherman Operating Agreement with respect to the transactions contemplated by such Securities Purchase Agreement.

MEETING STREET PARTNERS II INC.

By:	/s/ Leslie G. Gutierrez
Name:	Leslie G. Gutierrez
Title:	Authorized Representative

SHERMAN CAPITAL, L.L.C.

By:	/s/ Leslie G. Gutierrez
Name:	Leslie G. Gutierrez
Title:	Authorized Representative

The undersigned PYOD LLC, Ascent Card Services, LLC and Wentworth Street LLC are executing the foregoing Securities Purchase Agreement solely for the purposes of agreeing to Section 1.2, 11.3, 11.6, 11.7, 11.8, 11.9 and 11.12 of this Securities Purchase Agreement.

PYOD LLC

By:	/s/ Leslie G. Gutierrez
Name:	Leslie G. Gutierrez
Title:	Authorized Representative

ASCENT CARD SERVICES, LLC

By:	/s/ Leslie G. Gutierrez
Name:	Leslie G. Gutierrez
Title:	Authorized Representative

WENTWORTH STREET LLC

By:	/s/ Leslie G. Gutierrez
Name:	Leslie G. Gutierrez
Title:	Authorized Representative

Signature Page to Securities Purchase Agreement

The undersigned Radian SFG Participation LLC is executing the foregoing Securities Purchase Agreement solely for the purposes of agreeing to Section 1.2, 11.3, 11.6, 11.7, 11.8, 11.9 and 11.12 of this Securities Purchase Agreement.

RADIAN SFG PARTICIPATION LLC

By:	/s/ C. Robert Quint
Name:	C. Robert Quint
Title:	Chief Financial Officer

Signature Page to Securities Purchase Agreement

EXHIBIT A

Press Release

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